Exhibit 10.1

Form of

FORESIGHT ENERGY LP

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of             , 2014 (this “Agreement”), is entered into by and among Foresight Energy LP, a Delaware limited partnership (the “Partnership”); Foresight Energy GP LLC, a Delaware limited liability company (“GP”); Foresight Energy LLC, a Delaware limited liability company (“Operating Company”); Foresight Reserves, LP, a Nevada limited partnership (“Reserves”); and Michael J. Beyer (“Beyer”). The above-named entities and individuals are sometimes referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein without definition shall have the meanings assigned to such terms in Article I hereof.

RECITALS

WHEREAS, Reserves and GP have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act for the purposes set forth in the Agreement of Limited Partnership of the Partnership dated January 26, 2012 (the “Original LPA”).

WHEREAS, each of the following actions has been taken prior to the date hereof:

1. Reserves has formed GP under the terms of the Delaware Uniform Limited Liability Company Act (the “Delaware LLC Act”) to which it committed to contribute $1,000 in the aggregate in exchange for all of the limited liability company interests in GP.

2. Reserves and GP have formed the Partnership to which Reserves committed to contribute $1,000. The Partnership issued a 100% limited partner interest (the “Initial LP Interest”) to Reserves and a non-economic general partner interest to GP.

WHEREAS, pursuant hereto, each of the following actions will occur at the times specified hereinafter:

1. Reserves and Beyer will convey their limited liability company interests in the Operating Company to the Partnership in exchange for (a) Sponsor Subordinated Units, (b) Sponsor Common Units, (c) the right to receive the Deferred Issuance and Distribution, (d) the right of Reserves and Beyer to receive a distribution of a portion of the net proceeds of the initial public offering of the Partnership’s common units (the “Offering”) as a reimbursement of certain pre-formation capital expenditures attributable to the assets of the Operating Company and (e) a continuation of the right of Reserves and Beyer to receive reimbursement (pursuant to Section 5.6(c) of the LP Agreement and Section 2.02 of the Registration Rights Agreement) for certain capital expenditures attributable to the assets of the Operating Company incurred within the two-year period prior to the date of formation of the Operating Company as a partnership (for tax purposes) (the “Reimbursement Right”).

2. The Initial LP Interest held by Reserves will be redeemed and the initial capital contributions of Reserves shall thereupon be refunded, as the case may be.

3. GP will issue Beyer a 0.67% membership interest.

4. In connection with the Offering, the public, through the Underwriters, will contribute cash to the Partnership pursuant to the Underwriting Agreement, net of the Underwriters’ Discount, in exchange for Common Units.

5. The Partnership will (a) pay expenses incurred in connection with the Offering, estimated at $         million (excluding the Underwriters’ Discount, (b) contribute up to $         to the Operating Company to repay outstanding indebtedness of the Operating Company and (c) make a cash distribution to Reserves and Beyer.

WHEREAS, each of the Parties and the stockholders, members or partners of the Parties, as the case may be, have taken all corporate, partnership, limited liability company or other action, as the case may be, required to be taken to approve the transactions contemplated by this Agreement; and

WHEREAS, the Partnership may adjust upward or downward the number of Firm Units to be offered to the public through the Underwriters.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following defined terms will have the meaning given below:

“Agreement” has the meaning assigned to such term in the preamble.

“Beyer” has the meaning assigned to such term in the preamble.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the LP Agreement.

“Deferred Issuance and Distribution” has the meaning set forth in the LP Agreement.

“Delaware LLC Act” has the meaning assigned to such term in the Recitals of this Agreement.

“Effective Time” means the date and time with respect to the delivery of the Firm Units and payment therefor as set forth in the Underwriting Agreement.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.

“GP” has the meaning assigned to such term in the preamble.

“GP Contribution” has the meaning assigned to such term in Section 2.2 of this Agreement.

“Initial LP Interest” has the meaning assigned to such term in the Recitals of this Agreement.

“LP Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the prospectus constituting part of the Registration Statement.

“Offering” has the meaning assigned to such term in the Recitals of this Agreement.

“Operating Company” has the meaning assigned to such term in the preamble.

“Option Units” means the Common Units that the Partnership will agree to issue upon exercise of the Over-Allotment Option.

“Original LPA” has the meaning assigned to such term in the Recitals of this Agreement.

“Over-Allotment Option” means a number of Common Units equal to 15% of the Firm Units, which the Partnership will agree to sell to the Underwriters, at their option, to cover over-allotments in connection with the Offering.

“Partnership” has the meaning assigned to such term in the preamble.

“Registration Statement” means the Registration Statement on Form S-1 initially filed on February 2, 2012 with the Securities and Exchange Commission (Registration No. 333-179304), as amended.

“Registration Rights Agreement” has the meaning assigned to such term in Section 3.4 of this Agreement.

“Reimbursement Right” has the meaning assigned to such term in the Recitals of this Agreement.

“Reserves” has the meaning assigned to such term in the preamble.

“Reserves and Beyer Contribution” has the meaning assigned to such term in Section 2.1 of this Agreement.

“Sponsor Common Units” means ]Common Units, provided that if the Partnership increases the number of Firm Units, the Sponsor Common Units will be decreased by a number of Common Units equal to 15% (to accommodate the corresponding increase in the number of Option Units and Deferred Issuance and Distribution) of such increase and if the Partnership decreases the number of Common Units offered to the public through the Underwriters, the Sponsor Common Units will be increased by a number of Common Units equal to 115% of such decrease.

“Sponsor Subordinated Units” means Subordinated Units.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the LP Agreement.

“Transferee Entity” has the meaning assigned to such term in Section 5.1 of this Agreement.

“Underwriters” means the underwriting syndicate listed in the Underwriting Agreement.

“Underwriters’ Discount” means the Underwriters’ discount as set forth in the Underwriting Agreement.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into among the Partnership, the GP, the Operating Company and the Underwriters named in the Registration Statement, in substantially the form attached as Exhibit 1.1 to the Registration Statement.

ARTICLE II

CONTRIBUTIONS

Section 2.1 Reserves and Beyer hereby grant, contribute, bargain, convey, assign, transfer, set over and deliver all of their respective limited liability company interests in the Operating Company (the “Reserves and Beyer Contribution”) to the Partnership, its successors and assigns, for its and their own use forever, and the Partnership hereby accepts the Reserves and Beyer Contribution in exchange for (a) the Sponsor Common Units, (b) the Sponsor Subordinated Units, (c) the right to receive the Deferred Issuance and Distribution, (d) the right of Reserves and Beyer to receive a distribution of a portion of the net proceeds of the Offering as a reimbursement of certain preformation capital expenditures attributable to the assets of the Operating Company and (e) a continuation of the Reimbursement Right.

Section 2.2 The GP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers a 0.67% membership interest in the GP (the “GP Contribution”) to Beyer, his successors and assigns, for his and their own use forever, and Beyer hereby accepts the GP Contribution.

ARTICLE III

ADDITIONAL TRANSACTIONS

Concurrently with the Effective Time, the following additional transactions shall be completed in the order set forth below.

Section 3.1 Execution of LP Agreement. Reserves and GP shall amend and restate the Original LPA by executing the LP Agreement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership may agree with the Underwriters and such other changes as GP and Reserves may agree.

Section 3.2 Waiver of Limited Preemptive Right. GP hereby waives the limited preemptive right granted to it under Section 5.8 of the LP Agreement in connection with the Offering.

Section 3.3 Redemption of Initial LP Interest. The Initial LP Interest held by Reserves shall be redeemed and the initial capital contribution of Reserves shall thereupon be refunded, as the case may be.

Section 3.4 Execution of Registration Rights Agreement. Reserves, Beyer and the Partnership shall execute the registration rights agreement, in substantially the form attached as Exhibit 4.1 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Partnership shall agree to register with the Securities and Exchange Commission certain limited partner interests in the Partnership, or sell limited partner interests and use the proceeds to redeem certain limited partner interests, in accordance with the terms provided therein.

Section 3.5 Underwriter Cash Contribution. The Parties acknowledge that the Partnership is undertaking the Offering, and the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution to the Partnership of an amount determined pursuant to the terms of the Underwriting Agreement in exchange for the issuance by the Partnership to the Underwriters of the Firm Units.

ARTICLE IV

DEFERRED ISSUANCE AND DISTRIBUTION

Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership shall issue to Reserves and Beyer, on a pro rata basis, a number of additional Common Units that is equal to the excess, if any, of (a) the total number of Option Units over (b) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option. Upon each exercise of the Over-Allotment Option, if any, the Partnership shall distribute to Reserves and Beyer, on a pro rata basis, an amount of cash equal to the proceeds therefrom net of the Underwriters’ Discount of each such exercise.

ARTICLE V

TRANSFER OF UNITS

Section 5.1 Except as otherwise provided in this Agreement, no Party may transfer its Common Units or Subordinated Units in the Company to a non-Party without the express written consent of Reserves, which consent may be withheld in Reserve’s sole and absolute discretion. Notwithstanding the foregoing, (i) Beyer may transfer his existing Common Units and Subordinated Units to an entity (the “Transferee Entity”) so long as Beyer is the 100% owner of such Transferee Entity and such Transferee Entity agrees to be bound by the terms of this Agreement by becoming a signatory hereto or executing an accession in form acceptable to Reserves, provided, that such transfer shall not relieve Beyer of any obligations hereunder and shall not give the Transferee Entity any right to further transfer the Common Units and

Subordinated Units other than as may be permitted by this Agreement except that (ii) Beyer’s ownership interests in the Transferee Entity may be transferred by operation of law upon his death. Any purported transfer of a Common Unit or Subordinated Unit in the Company not inconformity with this Section 5.1 shall be null and void ab initio.

Section 5.2 If Reserves receives at any time an offer, whether or not solicited, for the purchase or exchange of any of its Common Units or Subordinated Units which it proposes to accept, then Reserves shall have the right to require the other Parties to participate in the transaction on the same terms and conditions as Reserves proposes to accept, and sell an identical pro rata percentage of the Common Units and Subordinated Units held by such other Party(ies) or Transferee Entity (as the case may be) as Reserves proposes to transfer.

Section 5.3 If Reserves receives at any time an offer, whether or not solicited, for the purchase or exchange of any of its Common or Subordinated Units which it proposes to accept, then Beyer or the Transferee Entity (as the case may be) shall have the right to participate in the transaction on the same terms and conditions as Reserves proposes to accept and sell an identical pro rata percentage of his/its Common and Subordinated Units as Reserves proposes to transfer.

Section 5.4 Beyer or the Transferee Entity (as the case may be) shall be entitled to sell, transfer or otherwise dispose of in public markets up to twenty five percent of his/its Common and Subordinated Units on or after December 31, 2015, and Beyer or the Transferee Entity (as the case may be) shall be entitled to sell, transfer or otherwise dispose of in public markets up to one hundred percent (100%) of his/its Common and Subordinated Units on or after December 31, 2019.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Effective Time. Notwithstanding anything contained in this Agreement to the contrary, the provisions of Articles II, III and IV and Section 5.2 shall not be binding or have any effect until the Partnership executes the Underwriting Agreement, at which time all such provisions shall be effective and operative without further action by any Party.

Section 6.2 Further Assurances. From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively carry out the purposes and intent of this Agreement.

Section 6.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.6 Entire Agreement. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 6.7 Amendment or Modification. This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.

Section 6.8 Applicable Law; Forum, Venue and Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(b) Each of the Parties:

(i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware;

(ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;

(iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper;

(iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

(v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.9 Headings. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.10 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

FORESIGHT ENERGY LP

By:	Foresight Energy GP LLC, its general partner

By:

FORESIGHT ENERGY GP LLC

By:

FORESIGHT ENERGY LLC

By:

FORESIGHT RESERVES, LP

By:

Michael J. Beyer

SIGNATURE PAGE

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT